LOAN AGREEMENT

1. **Parties**. The parties to this agreement (the "Agreement") are Chris Christensen and VH Pioneer Village, LLC, a Delaware limited liability company (collectively "Borrower"), and Tritalent Funding Group, Inc. and Halton Co. ("Lender"), c/o Tritalent Funding Group, Inc. ("TFG").

2. **Loan.**

2.1 Lender agrees to loan to Borrower $2,000,000.00 (the "Loan").

2.2 The Loan together with interest thereon at 12% per annum, compounded monthly, shall be payable as follows: prepaid interest between the date funds are deposited in escrow by Lender to January 1, 2023, at closing; interest only payments of $20,000.00 commencing February 1, 2023, and on the first day of each month thereafter; and all principal and interest on January 1, 2024.

2.3 The Loan shall be evidenced by a promissory note (the Note).

2.4 There shall be no prepayment penalty for the Loan.

2.5 If any payment of principal or interest is not paid within ten days of its due date, without limitation on any other right or remedy, Borrower shall pay to the Lender a late fee of five percent (5%) of the past due amount, including the balance of all principal, interest, late fees, costs and expenses, due after default or at maturity.

2.6 After default, the interest rate on all amounts due hereunder, including without limitation, principal, accrued interest, late fees, attorney fees, and any cost or expense, relating to or arising from the protection of or foreclosure of any security interest in any collateral securing this Loan, shall bear interest at 2% per month, compounded monthly.

2.7 Interest will be calculated on a 360-day year.

3. **Collateral.** Collateral for the Note shall be a recorded trust deed and assignments of leases and rents (the "Trust Deed") for the real property at 4318 South Settler Drive, Ridgefield, WA (the "Property").

4. **Closing.**

4.1 The Loan shall be closed in escrow at Fidelity National Title Company of Washington, Inc., 655 W. Columbia Way, Suite 200, Vancouver, WA 98660, Attn: Melissa Miller, Escrow officer, on or before December 13, 2022.

4.2 Borrower shall pay all closing costs, escrow fees and title insurance premiums.

4.3 Closing and funding of the Loan shall be contingent on: (a) execution and delivery of the Note, loan agreement and lock agreement to the Lender: (b) execution and recording of the Trust Deed; (c); the Escrow Agent is prepared to provide title insurance to Lender insuring title to the Property in such form and amount as approved in Lender's sole discretion; (d) payment of loan fees of $60,000.00, document preparation fees of $595.00, and underwriting fee of $395.00 to TFG, 8555

SW Apple Way, Suite 330, Portland, OR 97225; (e) Borrower providing Escrow Agent proof of: (a) fire and extended coverage insurance on the Property, with limits of not less than $2,000,000.00 and (b) liability insurance on the Property with limits of not less than $1,000,000.00 with such policies to be prepaid to one year after closing, showing Lender as an additional insured, with the following mortgagee clause: Tritalent Funding Group, Inc. and Halton Co., and or its successors and/or assigns, c/o TFG, 8555 SW Apple Way, Suite 330, Portland, OR 97225 (f) Lender's approval of a HUD-1 Combined Closing Statement; (g) the Escrow Agent has received all other documents, which it may reasonably require to close the Loan.

4.4 If for any reason the Loan fails to close, the Escrow Agent shall return all documents and funds to the party, which deposited and delivered them to the Escrow Agent.

5. **Representations, Warranties and Covenants of Borrower**. To induce Lender to make the Loan, Borrower represents, warrants and covenants to Lender:

5.1 Borrower, VH Pioneer Village, LLC is a Delaware limited liability company (the "Company") in good standing and authorized to do business in Washington.

5.2 Borrower is: (a) fully authorized to enter into this Agreement; (b) to execute any documentation required to close the Loan; and (c) to perform the terms of this Agreement.

5.3 Borrower has full power and authority to own its property and assets and carry on its business as now being conducted.

5.4 The Property and its present and intended use complies with all applicable federal, state and local laws, regulations and zoning requirements.

5.5 There are no "wetlands" (as defined by applicable laws and regulations) located on the Property.

5.6 No action, suit or proceeding is pending or threatened against Borrower which will adversely affect the repayment of the Note and performance by Borrower under this Agreement or the financial conditions, business or operations of Borrower.

5.7 This Agreement, the Note and Trust Deed are valid and binding legal obligations of Borrower and enforceable in accordance with their terms.

5.8 The lien, security interest and assignments created by the Trust Deed will, when recorded, be valid, effective, properly perfected and enforceable liens, security interest and assignments.

5.9 The execution, delivery and performance by Borrower of this Agreement, the Note, the Trust Deed and any other documents or relating to the Loan will not (a) result in any breach of the terms or conditions of, or constitute a default under any agreement to which Borrower is a party or otherwise obligated; or (b) conflict with any law or regulation applicable to Borrower.

5.10 All financial documents and information provided by Borrower to Lender are true and correct and fairly represent the current financial condition of Borrowers; and Borrower has no material liabilities, absolute, contingent or otherwise, except as disclosed in writing to Lender.

5.11 Borrower will not permit or suffer any liens or encumbrances against the Property, except for the Trust Deed.

5.12 The above representations shall be true, correct and complete as of the Closing Date; and all covenants and warranties shall survive the closing.

6. **Environmental Condition of the Property.**

6.1 As used herein: (a) "Environmental Laws" shall mean the Resource Conservation and Recovery Act, the Toxic Substance Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Solid Waste Disposal Act or any comparable federal or state statute or regulation promulgated under any of such federal or state statutes relating to the protection of human health or the environment; (b) "Hazardous Substance" shall mean any and all hazardous or toxic substances, materials or wastes as defined or listed under the Environmental Laws.

6.2 Borrower represents and warrants to Lender: (a) there are no Hazardous Substances located in, on or about the Property, and Borrower's will not permit or cause the production or location of Hazardous Substances on the Property; (b) Borrower will promptly notify Lender concerning any claim or notice of claim the Property is not in compliance with all Environmental Laws.

6.3 Borrower will indemnify and hold Lender harmless for any loss, cost or expense, including attorney fees, in any way related to or arising from the presence of Hazardous Substances on the Property or any investigation or remedial actions relating thereto.

6.4 This indemnity shall survive payment of the Note and reconveyance of the Property.

7. **Consent to Transfer of Loan and Financial Information.** Borrower consents and agrees:

7.1 Lender shall have the unrestricted right, in its sole discretion, to sell, assign or transfer its interest in the Loan, Note, Trust Deeds or any other document relating to this transaction.

7.2 Lender shall have the right to disclose non-public information concerning the Borrower to third parties in connection with the sale, assignment or transfer of the Loan.

8. **Jurisdiction/Venue.** The parties consent and agree jurisdiction and venue for any legal action related to or arising from this Agreement, the Note or Trust Deed shall be in Portland, Multnomah County, Oregon, except proceedings under federal law (including bankruptcy) shall be in federal courts in Portland, Oregon.

9. **Preparation of Documents.** This Agreement and related Loan documents have been prepared by Terry DeSylvia, Esq. on behalf of Lender; and Borrower has been advised to seek independent counsel with respect to the legal affect of this Agreement and related loan documents.

10. **Attorney Fees.** In the event of legal action relating to or arising from this Agreement the prevailing party shall be entitled, in addition to any other remedy or relief, to recover their reasonable attorney fees at trial or on appeal.

11. **Further Documents**. The parties agree to execute and deliver such additional documents, as may be necessary to carry out the purpose and intent of this Agreement.

12. **Amendment**. This Agreement may not be altered or amended except by written agreement signed by all parties.

13. **Effective Date**. This Agreement is effective as of December 8, 2022.

"BORROWER"	"LENDER"
VH PIONEER VILLAGE, LLC, a Delaware limited liability company	**TRITALENT FUNDING GROUP, INC. Authorized Agent for Lender**
	/s/ Brian Leitgeb
Vault Holding LLC, Sole Member of VH Pioneer Village, LLC By: iCap Vault Management, LLC, its Manager By: iCap Enterprises, Inc., It's Manager By: Jim Christensen, Its Chief Operating Officer	**BRIAN LEITGEB**, President

CHRIS CHRISTENSEN